                                                                    EXHIBIT 10.5




                                 SALES AGREEMENT

        This Sales Agreement, hereinafter called "Sales Agreement," made by and between Amazon.com, Inc., a Delaware corporation (hereinafter called "Purchaser"), and The Buschman Company, an Ohio corporation (hereinafter called "Seller"), constitutes the agreement of the parties as follows:

A)  CONTRACT DOCUMENTS

        In addition to the Standard Terms and Conditions set forth in Part B below, the following documents ("Additional Contract Documents") are also part of this Sales Agreement and are hereby incorporated by reference herein. To the extent any such Additional Contract Document contains any term or condition inconsistent with the Standard Terms and Conditions below, the Standard Terms and Conditions shall govern. The Additional Contract Documents, copies of which are appended hereto, are as follows:

        1. The Standard Proposal for Amazon.com, Inc. dated February 5, 1999, except that Section 4 thereof is hereby deleted and replaced in its entirety with the pages attached to this Sales Agreement as Attachment 1, and that for purposes hereof such proposal shall apply to "Site C" yet to be determined (including and as amended by such amendments thereto as may later be specifically agreed in writing(s) signed by both Seller and Purchaser from time to time, the "Proposal").

B)  STANDARD TERMS AND CONDITIONS

        ARTICLE 1.  DEFINITIONS

        When used in this Sales Agreement, the capitalized terms listed below shall have the following meanings:

        "Acceptance" shall mean the mutual agreement between the parties in writing that (i) all Work has been completed (except for minor punch list items or claims of non-material deficiencies in the Work), (ii) all Equipment has been delivered to Purchaser and properly installed at the Worksite or stored at the Worksite, as applicable, and (iii) the Equipment successfully meets all elements of the Acceptance Test.

        "Acceptance Test" shall mean the terms and conditions under which Purchaser will accept tender of the Equipment, including the criteria concerning the design, engineering, performance, functional, feature, and other specifications or requirements which the Equipment must meet in order to be accepted, all as agreed in the Proposal and/or the Specifications.

        "Affiliate" shall mean, (i) with respect to Seller, any corporation, partnership or other entity that is in or under the control of Seller, and to the extent specified in the Proposal, any corporation, partnership or other entity that is under the control of Seller's parent corporation, Pinnacle Automation Company, Inc., and (ii) with respect to Purchaser, any corporation, partnership or other entity that controls, is controlled by, or is in or under common control with, Purchaser. For purposes of this definition, "control" means, with respect to a corporation, partnership or other entity, the beneficial ownership of ownership, profits, voting or similar interests (including any right or option to obtain such an interest) representing at least 50% of the total interests of the pertinent entity then outstanding, or the possession, directly or indirectly, of the power to direct or cause the direction of the general management and policies of such corporation, partnership or other entity, whether through the ownership of voting securities, by contract or otherwise.

        "Equipment" shall mean all the equipment, machinery, parts, vendor components, Software, and other goods and items intended to be installed at the Worksite pursuant to this Sales Agreement, excluding for the avoidance of doubt, Seller's tools, equipment and other items which are not deliverables under the Proposal.

        "Maintenance or Software Support Agreement" shall mean any agreement that may be entered into between Purchaser and Seller or any of Seller's Affiliates pertaining to the maintenance and/or support of the Equipment.

        "Proposal" shall have the meaning ascribed to it under Article A hereof.

        "Purchase Price" shall mean the total compensation to be paid to the Seller in consideration for the sale of the Equipment and the performance of the Work (which may include, without limitation, the installation of the Equipment) as set forth in the Proposal.

        "Sales Agreement" shall have the meaning ascribed to such it in the preamble and Article A hereof, and including, without limitation, all Specifications.

        "Seller Equipment" shall mean all Equipment which is not Third-Party Equipment.

        "Seller Software" shall mean all Software which is not Third-Party Software.

        "Seller's Plant" means any plant or facility (i) at which any Seller Equipment is designed, developed, made, inspected or tested by or for Seller or
(ii) at which any Equipment is stored by or for Seller, as applicable.

        "Software" shall mean all computer programming code or programs, in machine readable object code form, that is developed or furnished by or on behalf of Seller or any of Seller's Affiliates as a deliverable to Purchaser, or caused to be developed or furnished by Seller or any of Seller's Affiliates to Purchaser as a deliverable under this Sales Agreement, and all Upgrades thereto. For the avoidance of doubt, "Software" shall not include any Source Code.

        "Source Code" shall mean, with respect to Seller Software, (i) the human-readable form of computer programming code thereof as prepared and written by the programmer(s) who developed the Seller Software, together with (ii) any build tools (e.g. compilers, linkers and other related tools), compile/link scripts, program comments, installation scripts and related system documentation, including all comments and any procedural code such as job control language, necessary for any reasonably skilled programmer to recompile such source code into fully functioning object code of the Seller Software, to the extent that the items listed in this clause (ii) exist.

        "Specifications" shall mean the design, engineering, performance, functional and other criteria, feature descriptions and other specifications or requirements for any Equipment and/or Work that are contained in this Sales Agreement, including, without limitation, the Proposal, or in any documents contemplated hereby or thereby or other documents delivered by Seller pursuant hereto or thereto and in each case agreed to by Purchaser.

        "Third-Party Hardware" shall mean that portion of the Equipment which is not developed, manufactured or owned by on behalf of Seller or any of Seller's Affiliates, provided that the same is identified as "Third-Party Hardware" in the Proposal, and provided further however that "Third-Party Hardware" shall not include any Third-Party Software. To the greatest extent possible, Third-Party Hardware manufacturers shall be identified in the Proposal.

        "Third-Party Software" shall mean that portion of the Software which is not developed, manufactured or owned by on behalf of Seller or any of Seller's Affiliates, provided that the same is identified as "Third-Party Software" in the Proposal. To the greatest extent possible, Third-Party Software manufacturers shall be identified in the Proposal.

        "Upgrade" shall mean each and every revision, enhancement, modification, amendment, upgraded version and future release of the Software (including, without limitation, versions and releases correcting programming errors, beta versions as well as versions containing materially increased functionality) delivered by Seller or any of its Affiliates to Purchaser pursuant to this Sales Agreement or any Maintenance or Software Support Agreement.

        "Work" shall mean all the Equipment and other items (including without limitation, materials, supplies, drawings and data), and manufacturing, installation, integration and other services, to be supplied or performed by or on behalf of Seller hereunder.

        "Worksite" shall mean the location or destination where the Equipment is to be installed or, in the case of purchases of Equipment for storage and later installation, stored, as applicable.

        ARTICLE 2. PERMITS; COMPLIANCE WITH LAWS

        Prior to the installation of the Equipment, Purchaser shall procure and pay for all building, erection and other licenses, permits, authorizations and inspections required in connection with the Worksite, excepting Seller's Plant. Seller shall be responsible for the procurement of and payment for all other licenses, permits, authorizations and inspections associated with the Work. Seller shall comply, and shall cause all of its consultants and subcontractors to comply, with building, electrical or other laws, codes or regulations of local, state or federal agencies or authorities in regard to the Work, and shall otherwise comply with all other applicable laws, regulations, rules, orders and other requirements of governmental authorities having jurisdiction with respect to the Equipment or Seller's performance of the Work.

        ARTICLE 3. INTELLECTUAL PROPERTY INDEMNIFICATION

        Seller shall defend, indemnify and hold Purchaser and its Affiliates harmless from and against any and all expenses, costs, claims, demands, causes of action and damages of whatever kind which Purchaser may incur in connection with any suit or claim of infringement of any patent, copyright or trademark, or misappropriation of any trade secret or other intellectual property right resulting from (i) Purchaser's or its Affiliates' use of any portion of the Equipment as contemplated in the Proposal and otherwise in accordance with this Sales Agreement or applicable Equipment documentation delivered by Purchaser by Seller hereunder, or (ii) performance of the Work, except, in each case with respect to each of the foregoing clauses (i) and (ii), to the extent directly attributable to Third-Party Hardware or Third-Party Software. Seller shall receive written notice from Purchaser within ten (10) days after proper legal service is received by Purchaser of any such suit or claim, provided that failure to receive such notice shall not relieve Seller of its obligations under this Article 3 except to the extent that Seller's ability to defend such suit or claim is materially impaired due to such failure. Seller is hereby authorized by Purchaser to, at Seller's expense, appear in and assume the defense of, and be given the complete control of the settlement of, any such suit or claim; provided that (a) if Purchaser or any of its Affiliates wishes to participate in the defense and settlement of the claim, Purchaser or any of its Affiliates may do at its own cost, (b) Purchaser is kept timely informed of all material actions taken by Seller in connection with any such settlement, suit or claim (including, without limitation, of settlement offers and responses (to the extent the delivery of such information does not require Seller to waive work product immunity or attorney/client privilege or otherwise violate the terms of any protective order between Seller and any third party plaintiff or defendant)); and (c) Seller shall not enter into or acquiesce to any settlement admitting to or stipulating to any guilt, fault, liability or wrongdoing on the part of Purchaser or any of its Affiliates without Purchaser's prior written consent. In the event that Purchaser's right or ability to use the Equipment is threatened or impaired as a result of any such suit or claim, Seller shall, at its own expense, do one of the following, (1) diligently procure for Purchaser the right to continue using the Equipment, or (2) modify the Equipment or, if necessary and by mutual agreement, substitute functionally equivalent Equipment, to the extent necessary to avoid infringement or misappropriation; provided in each case that if such modified or substituted equipment fails to comply with all Specifications applicable to the original, unmodified Equipment, Purchaser shall be entitled to equitable compensation with respect to such noncompliance. Seller hereby assigns to or otherwise transfers to the benefit of Purchaser all of its right, title and interest in and to any intellectual property right infringement or misappropriation indemnification or defense rights Seller may have with respect to Third Party Software and Third Party Hardware, and will, at its expense, take any actions as may be necessary to enable Purchaser to exercise such rights and realize such benefit to the fullest extent possible. It is mutually agreed that the provisions set forth herein are Seller's only obligations with respect to infringement of any patent, copyright or trademark, or misappropriation of any trade secret or other intellectual property right.

        ARTICLE 4. LABOR AND PERSONNEL

        Seller shall furnish all labor and personnel required for the installation of the Equipment at the Worksite. All Work (including without limitation all labor and other services) will be performed in a timely, first-class and professional manner. All labor and personnel performing Work at the Worksite (excluding Seller's Plant) shall comply with Purchaser's or its Affiliates then-applicable policies, rules and regulations with respect to such Worksite. If labor or personnel performing Work hereunder fail to so comply with such policies, rules and regulations, or otherwise fail to perform Work in a timely, first-class and professional manner, Purchaser in its discretion may request removal of any such labor or personnel, and Seller shall remove such labor or personnel from the applicable Worksite in accordance with each such request. Seller will manage the transition of replacement personnel to minimize impact on the project. Seller will be responsible for all acts, omissions, negligence and misconduct of labor or personnel performing Work. For the avoidance of doubt, Seller's subcontractors, as more fully discussed in Article 5 hereof, are labor and personnel for purposes of this Article 4.

        ARTICLE 5. SUBCONTRACTORS AND ASSIGNMENTS

        (a) Seller may assign or subcontract any of its obligations under this Sales Agreement to any supplier, builder or other contractor which Seller, in its good faith discretion, reasonably considers qualified; provided, however, that (i) Seller may not so assign or subcontract any of its obligations under this Sales Agreement to any contractor which will perform Work or supply Equipment hereunder representing in excess of twenty percent (20%) of the Purchase Price without the Purchaser's prior written consent (which consent may be evidenced by Purchaser's written acceptance of Seller's Proposal to the extent such Proposal clearly identifies such potential subcontractor and the scope of Work it will perform), and (ii) in any event Seller remains primarily liable for the performance of all of Seller's obligations under the terms and conditions of this Sales Agreement. The restriction set forth in clause (i) of the proviso of the preceding sentence does not apply to Seller's procurement of raw materials or purchases of goods or other Equipment components from

Seller's routine vendors and subcontractors from whom Seller routinely procures the same as part of its standard manufacture of Equipment.

        (b) Except as provided in Article 5(a), neither Seller nor Purchaser may assign their respective rights to or delegate their duties arising from this Sales Agreement without the prior written consent of the nonassigning or nondelegating party, which consent shall not be unreasonably withheld; provided, however, that, if Seller or Purchaser consents to any assignment or delegation, the assignee or delegatee shall, as a condition to such assignment or delegation, agree to be subject to the terms and conditions of this Sales Agreement. Notwithstanding the foregoing, Purchaser may assign this Sales Agreement to any of its Affiliates or in connection with any merger, consolidation, reorganization, sale of all or substantially all of its assets or similar transaction without the prior written consent of Seller; provided that the assignee or delegatee is financially capable of performing its obligations hereunder and/or Purchaser remains primarily liable for the performance of all of Purchaser's obligations under the terms and conditions of this Sales Agreement.

        ARTICLE 6. TAXES

        Unless otherwise indicated, the Purchase Price contains no provision for sales, use, excise, or other similar taxes. It is Purchaser's responsibility to pay any such taxes should they be levied upon Seller. If such taxes are included as part of the Purchase Price and the rate or base of the tax is increased or decreased, or if Seller receives any tax credits related to the Work, Purchaser will pay any such increased taxes and Seller will give credit for any tax decrease or credit. Seller will pay any taxes specified in this paragraph and be reimbursed by Purchaser within thirty (30) days after receipt at the address specified in Article 11(e) of a separate invoice therefor from Seller. Purchaser shall be solely responsible for the prompt payment of any and all personal property taxes of any kind that may become due or payable with respect to the Equipment at any time following delivery thereof to the Worksite. For the avoidance of doubt and notwithstanding any other provision of this Sales Agreement, (a) in no event shall Purchaser have any liability or obligation to
(i) pay taxes in respect of Seller's income or gross revenues, or (ii) reimburse Seller for or otherwise pay any taxes with respect to which Purchaser is exempt and Purchaser provides Seller a certificate of exemption, and (b) should Purchaser challenge any taxes specified in this paragraph, Seller will at its expense provide Purchaser with reasonable assistance in so challenging the same and, if Seller receives funds or credits in connection with any such contest, promptly refund the amount of such refund or credit to Purchaser.

        ARTICLE 7. INSPECTION; SHIPMENT; REJECTION

        Seller will furnish Purchaser, upon its request, with safe and sufficient access to Seller's Plant for the purposes of conducting in process inspections and tests to determine Seller's and the Equipment's compliance with this Sales Agreement, including without limitation the Specifications. No inspection or test, delay or failure to inspect or test, or failure to discover any defect or noncompliance will (i) relieve Seller of any of its obligations under this Sales Agreement, or (ii) impair Purchaser's rights under Article 7(c) or any other right or remedy afforded to Purchaser. Purchaser shall conduct such in process inspections and tests in a manner as to not interfere with Seller's planned performance.

        Seller shall ship Equipment in accordance with the delivery terms specified in the Proposal. If Seller has manufactured Equipment to meet Purchaser's schedule and Purchaser requests delay in shipment, Seller shall have the right to store such Equipment at Purchaser's expense. Seller shall obtain approval from Purchaser's Project Manager for each shipment release to ensure the readiness of the Worksite to accept such shipment.

        Notwithstanding any other provision of this Sales Agreement, Seller acknowledges and agrees that Purchaser may reject, refuse acceptance of or revoke acceptance of any Equipment, or any tender thereof, which does not strictly comply with the requirements of this Sales Agreement including without limitation all applicable Specifications. Purchaser shall notify Seller of any such rejection, refusal or revocation. In any such event, Purchaser may, with respect to such noncompliance, elect to: (a) retain any or all of such Equipment for repair, replacement or other correction by Seller, or (b) retain any or all of such Equipment without correction by Seller. Seller shall promptly comply with any direction by Purchaser for correction. Purchaser shall be entitled, in addition to all other remedies available to Purchaser at law or in equity, to recover from Seller, by price reduction, credit, offset, invoice or otherwise, an equitable amount for the diminished value of any uncorrected Equipment and all reasonable costs and expenses incurred by Purchaser in connection with Equipment which is rightfully rejected or with respect to which acceptance is refused or revoked by Purchaser (including, but not limited to, reasonable costs and expenses to return Equipment to Seller for correction to the extent not otherwise disclaimed or limited under this Sales Agreement).

        ARTICLE 8. SITE CONDITIONS AND PROVISIONS BY PURCHASER

        Seller shall not be liable to Purchaser for any failure to deliver and install any Equipment in accordance with this Sales Agreement, to the extent that such failure results solely from Purchaser's failure to provide at the Worksite reasonable means of access to a minimum of dock doors, the availability of a dock leveler, and a completely enclosed building to protect Seller's Equipment from the elements, with a water-tight roof and such electric current, water, heat, ventilation, light and other utilities and facilities as may reasonably be required for the installation of the Equipment. Purchaser shall allow Seller reasonable access to the Worksite for inspection of compliance with these requirements, prior to commencement of the installation. Seller shall promptly notify Purchaser in writing of any failure by Purchaser to provide any of the access, availability, items or conditions set forth above or any other failure by Purchaser to provide access, availability, items, materials, conditions or assistance as otherwise may be required under this Sales Agreement.

        ARTICLE 9. INSURANCE AND RISK OF LOSS

        Upon delivery of the Equipment at the Worksite, and until Acceptance of the Equipment, Purchaser shall, at its expense, take out and maintain "installation floater" insurance in an amount at least equal to the Purchase Price covering all risks of loss of the Equipment and any and all associated expenses. Such installation floater insurance shall name Seller as an insured party and shall provide for an insurer's waiver of subrogation in favor of all insured parties. Upon Acceptance of the Equipment, Purchaser shall be responsible for and shall bear any and all risk of loss or damage to the Equipment except as may otherwise be provided for in this Sales Agreement. Notwithstanding the foregoing, this Article 9 does not apply when Worksite is Seller's Plant.

        ARTICLE 10. COMPLETION, CHANGES, DELAYS, ERRORS

        At any time prior to final payment, Purchaser may request in writing any substitutions, deviations, additions, or deletions in the Equipment, Work and/or Specifications (hereinafter referred to as "Changes") and Seller must comply with the same. If any Change results in an increase or decrease in the time or expense required for the Work not then performed in accordance with the Sales Agreement, the parties will equitably adjust schedules for performance of such Work and/or the Purchaser Price to reflect the increase or decrease. All the terms and conditions of this Sales Agreement shall apply to such Changes. If by any such Changes or by other causes within control of Purchaser Seller's performance is delayed or prevented by Purchaser, Purchaser agrees to reimburse Seller for its reasonable, documented, out-of-pocket expenses incident to such delay which may include, without limitation, the costs of storing, maintaining, repairing, and refurbishing Equipment, demurrage, labor and material escalation and pull out charges. In such event, Purchaser also agrees to excuse the delay and accept Seller's performance at an appropriately deferred completion date. Where Seller's performance under this Sales Agreement is delayed as above, the Purchase Price shall be revised to reflect any changes in labor wage rates, material costs and other costs caused by such delay and actually incurred by Seller in its performance.

        ARTICLE 11. PURCHASE AND SALE; PURCHASE PRICE; PAYMENT

        The Purchaser shall purchase the Equipment and Work from Seller, and Seller shall sell and provide the Equipment and Work to Purchaser, as provided below:

        (a) Consideration: Seller shall sell and provide the Equipment and/or Work, as applicable, to Purchaser as provided in and in accordance with this Sales Agreement. In full consideration of Seller's sale and provision of the Equipment and Work to Purchaser, Purchaser shall pay Seller the Purchase Price as set forth in, and subject to, this Article 11.

        (b) Payment Terms: Unless otherwise specified in the Proposal, Seller shall submit to the Purchaser [*] invoices for [*] payments for labor and material expended or purchased for that month. The amounts constituting (or as applicable, the method(s) for determining the amounts constituting) the [*] payments, retention, or other payments applicable to this Sales Agreement, or the amounts constituting (or as applicable, the method(s) for determining the amounts constituting) such other payment structure as may be reflected in the Proposal, will be as set forth in the Proposal. Seller's monthly invoices shall contain a certification regarding the accuracy and completeness of the amounts invoiced and that such amounts are consistent with the procedures agreed to in the Proposal.

        (c) Retention Rights: Notwithstanding Article 11(b), payment of the amounts referred to therein shall be subject to a retention amount as specified in the Proposal. The retention amount specified in the Proposal shall not become due until (1) Acceptance has occurred, and (2) Seller submits to Purchaser, for both monthly and final invoices, receipts, releases and waivers of liens arising out of this Sales Agreement, to the extent and in such form as may be designated by the Purchaser; provided that payment of such retention amount is subject to reduction as set forth in Article 11(d). If any subcontractor or supplier refuses to furnish a release or waiver required by the Purchaser, the Seller may in lieu thereof furnish at the Seller's expense a bond satisfactory to the Purchaser to indemnify the Purchaser against any such lien. If any such lien remains unsatisfied after all payments are made, the Seller shall refund to the Purchaser all monies that the latter may be compelled to pay in discharging such lien, including all costs and reasonable attorney's fees.

        (d) Retention Reduction: If all the conditions of payment set forth in
Article 11(c) have been met (except for minor punch list items or claims of non-material deficiencies in the Work, the value of which items or claims will be mutually determined in good faith by Purchaser and Seller), Seller will invoice Purchaser for the retention amount less twice the determined value of such items or claims. Upon the correction or elimination of such items or claims, Seller will invoice Purchaser for the balance of the retention amount.

        (e) Invoicing: Purchaser shall make payment of properly invoiced amounts within thirty (30) days from receipt of invoice at the following address:

               Amazon.com, Inc.
               Attn: Jimmy Wright
               215 Columbia Street
               Seattle, Washington 98104


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        [*] = omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

        (f) Subcontractor Liens or Releases: Upon receipt of funds from the Purchaser, Seller will sign and furnish a lien waiver to the Purchaser covering the Work, Equipment and payment described in the applicable invoice and will send the same to the Purchaser with the next invoice. The Seller will either obtain lien waivers and releases from suppliers and subcontractors on behalf of whom such payment was sought by the Seller or furnish Purchaser with a bond satisfactory to Purchaser to indemnify Purchaser against any claim by lien or otherwise by Seller's suppliers or subcontractors. The Purchaser is authorized to withhold from any invoice, without interest, monies due the Seller equal to the amount of monies previously disbursed to the Seller with respect to which Seller fails to furnish Purchaser with supplier or subcontractor lien waivers and releases or a bond as provided in this Sales Agreement.

        (g) Purchaser Right of Invoice Rejection or Revocation: The Purchaser may (1) decline to approve the Seller's invoice in whole or in part or (2) nullify the whole or any part of any invoice previously approved, in each case to such extent as may be necessary to protect the Purchaser from loss because of:

        o   Defective Work not remedied;

        o Failure of the Seller to make payments properly to subcontractor or suppliers for labor, materials or Equipment;

        o Reasonable evidence that the Work cannot be completed for the unpaid balance of the Purchase Price; or

        o Damage to the Purchaser's or its Affiliate's property or another contractor's work.

        ARTICLE 12. SOFTWARE

        License Grant: Title to the Seller Software remains at all times with Seller. Seller hereby grants Purchaser a nonexclusive right and license to use Seller Software and documentation associated with it on the Equipment in the manner contemplated by the Proposal or as otherwise permitted under this Sales Agreement. Additionally, Purchaser may make backup and archival copies as reasonably deemed necessary by Purchaser, provided that Seller's copyright notice and other proprietary markings are reproduced in such copies.

        Restricted Use: Each copy of Seller Software provided under this license may be used only on the Equipment on which the Seller Software is delivered and installed or on other equipment approved by Seller in writing. Use of the Seller Software in a network environment is authorized under the license only to the extent reasonably necessary for the Purchaser's or its Affiliates internal purposes with respect to the Equipment or as otherwise specified in this Sales Agreement. No other use of the Seller software is authorized unless specifically agreed to in a writing signed by Seller.

        Copies and Modifications: Purchaser shall not use, copy, rent, lease, sell, modify, prepare derivative works of, decompile, disassemble, otherwise reverse engineer, or transfer Seller Software except with Seller's prior written consent or otherwise as permitted under this Sales Agreement.

        Source Code; Escrow Agreement: Seller shall at all times keep and maintain a complete master, reproducible copy of all Source Code of all Seller Software installed at the Worksite in escrow in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and which agreement is hereby made part of this Sales Agreement, being incorporated herein by this reference. Seller will promptly update the Source Code in escrow to reflect all Upgrades installed at the Worksite.

        In the event that (i) a Major Failure occurs (as defined under Article 17 b)) related to Seller Software and Seller fails to respond to and perform its warranty or maintenance obligations under this Sales Agreement, or Seller (or any Seller Affiliate, if applicable) fails to respond to and perform its obligations under any Maintenance or Software Support Agreement, in each case in connection with the occurrence of such Major Failure, and Seller does not cure such failure to respond and perform within five (5) business days after written notice thereof from Purchaser, (ii) Seller fails to offer maintenance or software support services to Purchaser as reasonably required by Purchaser for it to continue its use of the Equipment as contemplated by this Sales Agreement and on terms no less favorable than those offered to Seller's similarly situated customers for similar services, (iii) this Sales Agreement is terminated by Purchaser pursuant to Article 16(a)(1), or (iv) Seller (1) becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, (2) has a receiver or trustee in bankruptcy is appointed for it, or (3) has any proceeding in bankruptcy, receivership or liquidation instituted against it which is not dismissed within thirty (30) days following the commencement thereof, Purchaser shall be entitled to the Source Code as provided for in the Escrow Agreement.

        Seller hereby grants to Purchaser, effective upon the occurrence of any of the events set forth in any of the clauses (i) through (iv) of the immediately preceding paragraph, a perpetual, non-exclusive, right and license to (a) use, copy, modify, adapt and create derivative works of the Source Code, and (b) decompile, reverse engineer or disassemble any Seller Software or modify, adapt or create derivative works of Seller Software or its documentation, in each case solely in connection with Purchaser's and its Affiliates' and their respective contractors' use, maintenance and support of the Software in accordance with their respective rights under this Sales Agreement. Notwithstanding each of the clauses (a) and (b) above, the Source Code referred to above is hereby deemed to be Seller Software for purposes of Purchaser's continued compliance with the terms of Articles 12 b) (except that Purchaser's rights under clauses (a) and (b) above may be performed in its test and development areas and equipment for the purposes set forth in this paragraph), 12 f) and 12 i) hereof.

        Any Source Code delivered under this Article will be provided on an "as is" basis, without any representation, warranty or liability of Seller whatsoever, except that Seller hereby represents and warrants to Purchaser that the Source Code in Escrow at all times is the Source Code of the latest version of the Seller Software (including all Upgrades) installed at the Worksite. Further, Seller disclaims any representations, warranties or liabilities relating to modifications to, or adaptations or derivative works of, the Source Code, Software or its documentation created by or for Purchaser and/or its Affiliates pursuant to the immediately preceding paragraph; provided, however, that nothing in this paragraph will limit any of Seller's representations or warranties under this Sales Agreement with respect to the unmodified Software or its documentation.

        Term: The term of the licenses granted pursuant to this Article 12 shall be perpetual, subject to termination only in accordance with Article 16d). Upon any such termination of this license, Purchaser shall return the Seller Software and all copies of it and all documentation to Seller.

        Trade Secret Protection: Purchaser understands and agrees that Seller Software and all documentation related thereto constitutes the valuable technology, know-how and trade secrets of Seller. Purchaser agrees during the term of this Agreement and thereafter to hold the Seller Software, including any copies of it and any documentation related to it, in confidence and to not permit any person or entity to obtain access to it except as required for Purchaser's and its Affiliates' own internal use and provided such person or entity has agreed in writing to hold such in confidence.

        Software Upgrades: Except as may be otherwise agreed to in a Maintenance or Software Support Agreement, or otherwise required under this Sales Agreement, Seller shall have no obligation to provide Upgrades to Purchaser due to later versions or revisions introduced into the marketplace. Materials, installation, and customization to implement such Upgrades will be made available to Purchaser at prices normally offered to Seller's preferred customers. Notwithstanding the foregoing, Seller will provide and Purchaser will not be charged for, any Upgrades required in order to correct Software to meet applicable Specifications pursuant to Seller's obligations under the Sales Agreement or any Maintenance or Software Support Agreement.

        Seller Software Warranty Performance: As part of Seller's warranty of the Equipment, but not in limitation of Purchaser's rights under this Sales Agreement, Purchaser agrees that Seller may perform Seller Software warranty service remotely via a modem in addition to other reasonable means. The Seller Software warranty is void if the Seller Software has been altered, modified or changed in any way from the original delivery configuration, without the written authorization of Seller, unless so altered, modified or changed by or on behalf of Seller or as may otherwise be permitted hereunder.

        Software Markings: The Seller Software and users manuals, logos, product names and other support materials, if any, are either patented, copyrighted, trademarked, or otherwise proprietary to Seller. Purchaser agrees never to remove any such notices and product identification.

        Third Party Software: Software delivered to Purchaser pursuant to this Sales Agreement may contain Third Party Software. Seller hereby assigns to or otherwise transfers to the benefit of Purchaser all of Seller's right, title and interest in and to all warranties, indemnities, product guaranties and other representations made by third party manufacturers which Seller may have with respect to Third Party Software, and will at its expense take any and all actions as may be necessary to enable Purchaser to exercise rights thereunder and realize the benefit thereof to the fullest extent possible; provided that nothing in this Sales Agreement shall have the effect of extending or otherwise expanding upon any of such third party warranties, indemnities, product guarantees or representations assigned or otherwise transferred by Seller to Purchaser. Seller hereby represents and warrants to Purchaser that Purchaser and its Affiliates will have all rights necessary to use Third Party Software delivered under the Sales Agreement as contemplated in this Sales Agreement (including, without limitation, the Specifications).

        Purchaser's Affiliates. All rights and obligations of Purchaser under this Article 12 shall extend to each of Purchaser's Affiliates, and Purchaser shall ensure that each of Purchaser's Affiliates complies with the provisions of this Article 12 in connection with its exercise of its rights hereunder.

        ARTICLE 13. DELAYED PAYMENTS

        In the event that Purchaser fails to make due and punctual payments for the Equipment and/or Work as provided herein, interest shall accrue on the amount due and unpaid at the rate of one percent (1%) per month for each full calendar month or part thereof during which such amount shall be outstanding, such interest to commence to accrue on the thirtieth (30th) day after such amount is due and payable hereunder. If the interest rate provided herein exceeds the maximum interest rate permitted by law, then the interest payable shall be at such maximum permissible rate.

        ARTICLE 14. CONTINGENCIES

        In the event of any condition or contingency, existing or future, which is beyond the reasonable control and without the fault or negligence of either party which prevents or delays the performance by such party of this Sales Agreement ("Event of Force Majeure"), such party shall be entitled to an appropriate extension of time for performance of this Sales Agreement. Events of Force Majeure shall include, without limitation, acts of God, fire, floods, transport delays, strikes, labor disputes and interference by civil or military authorities. If an Event of Force Majeure occurs, the affected party shall take measures to mitigate and minimize the effect of such event in order to continue with the performance of its obligations under this Sales Agreement. If the period of such an event extends beyond six

(6) months, then either party may terminate this Sales Agreement under Article 16(a)(3) below.

        ARTICLE 15. MAINTENANCE OR SOFTWARE SUPPORT

        Seller will throughout the warranty period and for a period of five (5) years thereafter offer maintenance services to Purchaser as reasonably required by Purchaser for it to continue its use of the Equipment as contemplated by this Sales Agreement and on terms no less favorable than those offered to Seller's similarly situated customers for similar services. To the extent maintenance services are not provided for in the Proposal or elsewhere as part of this Sales Agreement, Seller and Purchaser will subsequent to the date hereof, at Purchaser's option, negotiate in good faith as to Seller's provision of the same to Purchaser.

        ARTICLE 16. TERMINATION

        (a) This Sales Agreement may be terminated upon the occurrence of any of the following events:

            (1) Other than as provided for in Article 16(a)(2), in the event that either party shall breach or fail to comply with any provisions of this Sales Agreement and such breach or failure shall continue for a period of thirty
(30) days after the giving of written notice thereof by the other party, the other party may terminate this Sales Agreement immediately upon the giving of written notice thereof to the defaulting party.

            (2) Notwithstanding the foregoing, if Purchaser shall have failed to make any payment due under this Sales Agreement within forty-five (45) days after having been so notified by Seller, Seller may terminate this Sales Agreement immediately after the expiration of the forty-five (45) day period by giving notice of such termination to Purchaser.

            (3) If an Event of Force Majeure occurs and continues for a period greater than six (6) months, either party may terminate this Sales Agreement upon giving written notice thereof to the other party. In such event, the amount to which Seller shall be entitled shall be determined as per Article 16(b).

        (b) In addition to the foregoing, Purchaser may terminate this Sales Agreement or any portion thereof without cause effective thirty (30) days after written notice thereof is received by Seller. If Purchaser terminates this Sales Agreement pursuant to this Article 16(b), then Seller shall be reimbursed by Purchaser for Seller's reasonable, documented costs incurred through the termination date in its performance and/or termination of the terminated portion of this Sales Agreement, plus Seller's expected profit with respect to the terminated portion as contemplated in the Proposal, less any progress or other payments received by Seller before termination. Seller's Chief Financial Officer shall certify as to the accuracy and completeness of such costs incurred and expected profit invoiced to Purchaser. Purchaser shall pay Seller net thirty
(30) days after receipt of invoice and certificate from Seller. Seller will keep its regularly maintained corporate books and records related to this Sales Agreement for five (5) years following a termination hereunder. During such period, and only to the extent necessary to support Seller's reimbursement under this Article 16 b), Seller will make its books and records as necessary to support Seller's reimbursement available for audit to an independent public accountant, selected by Purchaser and at Purchaser's sole cost and expense, under terms of confidentiality applicable to this Sales Agreement; provided that if any such audit reveals a discrepancy in favor of Seller in excess of five percent (5%), then Seller will reimburse Purchaser for the costs of such audit. Any such audit will be conducted in a manner which will not unreasonably interfere with Seller's operations.

        Upon receipt or delivery (as applicable) of a termination notice under paragraph 16(a), or upon receipt of Purchaser's termination notice under Article 16(b) above, Seller shall take the following actions:

        Stop work to the extent relating to the terminated portion of this Sales Agreement;

        Take all commercially reasonable actions to limit amounts for which Purchaser may be responsible in connection with this Article, including terminating all subcontracts to the extent they relate to the terminated portion of this Sales Agreement;

        Assign to Purchaser all of Seller's right, title and interest to all Third Party Software and Third Party Hardware and deliver the Equipment or components thereof (regardless of status of completion) consistent with Seller's progress or other payments received by Seller before and pursuant to termination; and

        Deliver, assign and otherwise transfer, in the manner contemplated by this Sales Agreement, title to any Work and other drawings, plans and documents (regardless of status of completion) that, if this Sales Agreement had been completed, would have been furnished to Purchaser.

        d) Notwithstanding anything to the contrary contained in this Sales Agreement, the licenses granted under Article 12 may not be terminated except upon the occurrence of a substantial, material breach of this Sales Agreement by Purchaser that (i) is not cured within twenty (20) days after Purchaser receives written notice from Seller of the breach, and (ii) is of such a nature that Seller cannot reasonably be made whole through an award of monetary damages. Following any termination of this Sales Agreement that does not involve a termination of the licenses granted under Article 12, Purchaser's and its Affiliates' and contractors' use of the Seller Software will remain subject to the restrictions contained in Article 12.

        ARTICLE 17. WARRANTY

        a) Standard Warranty: Seller hereby warrants that the Equipment shall
(i) be free from all liens, charges or encumbrances, except any lien of the Seller in respect of any unpaid portion of the Purchase Price; (ii) be free from defects in materials and workmanship and shall conform to the provisions and specifications of this Sales Agreement (including without limitation the Specifications); (iii) be new and, if no quality is specified, of a quality consistent with the Seller's usual and normal production; and (iv) conform with OSHA regulations in force at the time of Acceptance of the Equipment. Seller shall use its reasonable best efforts to as soon as practicable obtain for Seller's own benefit Third-Party Hardware and Third-Party Software warranties that are at least co-extensive with Seller's warranty obligations to Purchaser under clause (ii) of the immediately preceding sentence with respect to the Equipment. Notwithstanding the foregoing, if Seller, after so using its reasonable best efforts, fails to obtain for Seller's own benefit such warranties, then Seller shall immediately notify Purchaser in writing of the nature and extent of such failure, and the parties shall negotiate in good faith as to (a) adjustment of schedules for performance of the Work in order for Seller to secure such warranties, (b) Seller's limited release from its warranty obligations under clause (ii) of the immediately preceding sentence with respect to such Third-Party Hardware or Third-Party Software, and/or (c) a reduction or increase in the Purchaser Price to reflect the changed schedule and/or lessened warranty obligations, as applicable. Any agreement between the parties resulting from such negotiations must be in writing. Seller's failure to notify Purchaser as required above shall constitute Seller's waiver of its renegotiation rights in the preceding sentence, and the provisions of this Article 17 shall remain in full force and effect. Seller shall, at its option, repair or replace (replacement parts to be shipped F.O.B. Worksite) any defective Equipment or component thereof; provided, however, that Seller is given written notice of any defect during the Warranty Period (as defined below). For purposes of Articles 17a) and b), the warranty period shall commence on the earlier of the date of first commercial use of the Equipment by Purchaser or the date of Acceptance of the Equipment, and the warranty period shall end one year after such commencement date ("Warranty Period"). Purchaser shall give Seller prompt reasonable written notice of any claim under the foregoing warranty within the Warranty Period and permit Seller to inspect the Equipment in order to verify the defect or nonconformity. Seller shall promptly and reasonably respond to verify and correct the defect. Purchaser's remedies and Seller's obligations in connection with any claim made under this warranty shall be limited to repair or replacement at Seller's expense of the Equipment or part thereof which is defective. Labor performed at the Worksite with regard to such claims is not included in this warranty. Purchaser shall be responsible for the normal maintenance and repair of the Equipment and shall perform the same in accordance with generally accepted maintenance procedures or such other reasonable procedures as are set forth in maintenance and repair manuals provided by Seller to Purchaser. Seller shall not, under this Article 17, be responsible for or obligated to pay or to reimburse Purchaser for (a) any work or repairs performed on the Equipment by third parties (other than on behalf of Seller and except for mutually agreed subcontractors), (b) any materials furnished by third parties (other than on behalf of Seller) for use in connection with the Equipment if the same was undertaken or furnished without mutual prior written consent or (c) any loss or damage arising from improper operation or maintenance of the Equipment by Purchaser or from ordinary wear and tear.

        b) Major Failure Warranty: Notwithstanding other provisions of this
Article 17, in instances of a Major Failure during the Warranty Period, Seller will provide all necessary parts and labor to correct the defect. A "Major Failure" is defined as failure of the Equipment or portion of the Equipment to operate as described in the Proposal or the applicable Specifications, which significantly impacts Purchaser's ability to use the affected Equipment or portion thereof, and which Purchaser's maintenance personnel or available contractors cannot remedy without significant expense or effort. Seller will respond to a Major Failure by immediately dispatching such servicemen by commercial air carrier, or by responding as otherwise agreed between the parties, upon request and notification of a Major Failure by Purchaser as may be necessary to promptly correct the defect, and such servicemen shall thereafter diligently and continuously perform such services as may be necessary to promptly correct such defect until corrected. Should it later be reasonably and mutually determined in good faith by Seller and Purchaser that the necessary corrective services rendered by Seller were within the capabilities of the Purchaser's maintenance personnel or available contractors without the expenditure of significant expense or effort, the Purchaser will reimburse Seller for the labor and expenses of the service trip.

        Year 2000: Seller hereby represents and warrants that the Equipment, when used in accordance with its associated documentation, shall perform properly and without change in operations related to the advent of the new century (defined as commencing at 12:00 am, January 1, 2000), including but not limited to, by accurately processing date data (including without limitation by calculating, comparing and sequencing) within, from, into and between centuries (including, but not limited to, the twentieth and twenty-first centuries), and by properly calculating leap years, except to the extent that any failure of the Equipment to so perform is directly attributable to (i) the failure of other technology, systems or interfaces, Third Party Software, or Third Party Hardware to properly exchange date data with the Equipment, (ii) a change in the operating environment not contemplated in this Sales Agreement, including without limitation the Specifications, or (iii) any addition to or modification of the Equipment by or on behalf of Purchaser or any of its Affiliates that has not been authorized in writing by Seller or made by or on behalf of Seller or any of its Affiliates. In the event of any material failure of the Equipment to operate as warranted above, Purchaser's sole remedy, and Seller's sole obligation, shall be to promptly respond and diligently and continuously work to correct until corrected (or provide a functionally equivalent work around for) any reproducible error or failure reported by Purchaser in writing to Seller on or before January 1, 2001. If Seller is unable to remedy such error or failure within a reasonable time, Seller and Purchaser shall enter into good faith discussions to agree to reductions in Purchase Price or other equitable adjustments to account for such delay or inability to remedy said failure. Seller agrees to use its reasonable best efforts to incorporate a statement in all purchase orders that Seller issues under this Sales Agreement that requires any Third Party Software delivered hereunder to be Year 2000 compliant consistent with the minimum requirements of this Article 17c). The remedies provided in this paragraph are exclusive remedies for failure of the Equipment to perform as warranted hereunder.

        Third Party Software and Third Party Hardware: The foregoing warranties in Article 17a), b) and c) specifically exclude warranties relating to Third Party Software or Third Party Hardware to the extent specified in such Articles. Seller hereby assigns and otherwise transfers to the benefit of Purchaser all of Seller's right, title and interest in and to all assignable or transferable warranties with respect to Third Party Software and Third Party Hardware and all assignable or transferable rights of Seller against any manufacturer or supplier thereof, including without limitation with respect to all indemnity agreements, and will at its expense take any and all actions as may be necessary to enable Purchaser to exercise rights thereunder and realize the benefit thereof to the fullest extent possible. To the extent any of such warranties, indemnities or rights are not assignable or transferable, Seller agrees to exercise for the benefit of Purchaser any and all claims, rights, remedies, warranties, representations and indemnities against or obtained from any such third party manufacturers or suppliers.

        Disclaimer: OTHER THAN AS SPECIFICALLY SET FORTH ABOVE, SELLER MAKES NO OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

        ARTICLE 18. USE OF INSTALLED PORTIONS OF THE EQUIPMENT

        Whenever, as determined by Seller, the installation of any portion of the Equipment has been completed, Seller may make available such portion for Purchaser's use, provided, however, that Seller and Purchaser shall mutually agree on the terms and conditions of such use. Except as otherwise agreed by Seller and Purchaser (including where appropriate, an adjustment in the Purchase Price and/or schedule otherwise provided for in this Sales Agreement), such use shall not interfere with the installation of the remainder of the Equipment. Seller shall not be liable for the cost of repairs, rework or replacement which may be required due to ordinary wear and tear resulting from such use.

        ARTICLE 19. INSURANCE BY SELLER

        Seller will maintain insurance coverage covering its operation and its obligations pursuant to Article 20, in at least the following amounts:

Commercial General Liability - Bodily Injury and Property damage - $1,000,000 Per Occurrence.

Personal Injury Liability - $1,000,000 Limit.

Business Auto - Bodily Injury & Property Damage - $500,000 Combined Single
Limit.

Umbrella Liability - $20,000,000 Limit of Liability

Worker's Compensation - Coverage A - Statutory

Coverage B - Employer's Liability; $100,000 each accident; $100,000 each employee; $500,000 Policy Limit

Foreign Products Liability - $1,000,000 Per Occurrence.

        Insurance shall be purchased from companies having a rating of A-VII or better in the current BEST'S INSURANCE REPORTS published by A. M. Best Company. Policies of insurance shall name Purchaser as an additional insured, provide for an insurer's waiver of subrogation in favor of all insured parties, and provide that they will not be canceled or materially changed without reasonable prior written notice to Purchaser. Certificates of insurance evidencing coverage shall be submitted in advance of or concurrent with the execution of the Work, and on each insurance policy renewal thereafter. Seller shall, at Purchaser's request, provide copies of requested insurance policies. If Seller does not provide Purchaser with such certificates of insurance, then Purchaser will so advise Seller. Thereafter, if Seller does not furnish evidence of acceptable coverage within fifteen (15) days, then Purchaser shall have the right, in its sole discretion, to (i) withhold payments from Seller until evidence of such acceptable coverage is provided, or (ii) immediately terminate this Sales Agreement. Failure to obtain and maintain required insurance shall not relieve Seller of any obligation contained in this Sales Agreement. Additionally, any approval by Purchaser of any of Seller's insurance policies shall not relieve Seller of any obligation contained in this Sales Agreement.

        ARTICLE 20. INDEMNIFICATION

        Seller shall indemnify, defend and hold Purchaser harmless from and against any and all expenses, losses, costs, claims, demands, causes of action, and damages of whatever kind, (a) which result from injuries at the Worksite during the installation, or testing of the Equipment, (b) which are due to the negligence or willful misconduct of Seller or its employees or contractors, or
(c) to the extent otherwise related to any claim, action, suit or proceeding involving the Equipment which is based upon injuries to persons (including death) or property arising from or relating to (i) the use of the Equipment in accordance with Seller's operation, maintenance and other related manuals and documents delivered to Purchaser by Seller hereunder, or (ii) the design or manufacture of the Equipment as contemplated in the Proposal (including, without limitation, the Specifications), including without limitation, product liability claims. Purchaser shall indemnify, defend, and hold Seller harmless from and against any and all expenses, losses, costs, claims, demands, causes of action, and damages of whatever kind which result from the negligent or willful use or operation of the Equipment by any person (other than Seller or Seller's employees or contractors) other than in its normal and intended manner, and removal or modification of safety features unless Purchaser notifies Seller and such removal or modification is approved by Seller or made by or on behalf of Seller or any of its Affiliates.

        ARTICLE 21. LIMITATION OF LIABILITY

        Notwithstanding any other provision of this Sales Agreement, except to the extent constituting a third party claim (or portion thereof) subject to indemnification under Article 3 or Article 20 (such portion of such claim subject to indemnification under Article 20 being a "Third-Party Non-IP Consequential Damage Indemnified Claim"), neither party shall be liable to the other party or anyone claiming through such other party for any special, indirect, incidental or consequential damages of any kind whatsoever, including without limitation loss of profit or reputation incurred by either Party, whether such damages arise out of the use, inability to use, failure of, delay in delivery of, or nondelivery of, the Equipment, or out of any termination of this Agreement, or otherwise. Notwithstanding any other provision of this Agreement, each party's aggregate liability under Article 20 for Third-Party Non-IP Consequential Damage Indemnified Claims shall not exceed the greater of [*].

        ARTICLE 22. WAIVER

        Except as otherwise expressly provided in this Sales Agreement, no failure on the part of either party to exercise, and no delay in exercising, any right, privilege, or power under this Sales Agreement shall operate as a waiver or relinquishment thereof; nor shall any single or partial exercise by either party of any right, privilege or power under this Sales Agreement preclude any other or further exercise thereof, or the exercise of any other right, privilege or power. Waiver by any party of any breach of any provision of this Sales Agreement shall not constitute or be construed as a continuing waiver, or as a waiver of any other breach of any provision of this Sales Agreement.

        ARTICLE 23. ENTIRE AGREEMENT

        This instrument, together with any attachments specifically made a part of this Sales Agreement and any documents incorporated in such attachments by reference, embodies the whole agreement of the parties relating to the subject matter of this Sales Agreement and supersedes any and all prior oral or written specifications, communications and agreements by or on behalf of the parties. This Sales Agreement may not be varied by any purchase order, acknowledgment, confirmation, invoice, or shipping document issued by either party. Any amendments or modifications of this Sales Agreement must be in writing and signed by an officer or General Counsel of Purchaser and an officer or General Counsel of Seller to be binding.


---------------------

        [*] = omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

        ARTICLE 24: CONFIDENTIALITY AGREEMENT

        With respect to information received by either party as a result of or in connection with this Sales Agreement, the parties will abide by the terms and conditions of following Mutual Nondisclosure Agreements, as applicable (but only to the extent that the information constitutes "Confidential Information" as defined in the Mutual Nondisclosure Agreement):

The Buschman Company:    Agreement signed with Amazon.com dated January 14, 1999
Real Time Solutions:     Agreement signed with Amazon.com dated January 19, 1999
White Systems, Inc.:     Agreement signed with Amazon.com dated January 19, 1999

        ARTICLE 25. GOVERNING LAW

        This Sales Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington, without regard to its choice of law provisions.

        ARTICLE 26. PUBLICITY

        Neither party shall disclose the terms of this Sales Agreement or the existence or nature of any relationship between the parties (including, without limitation in any press release or public communication) to any third party without the prior written consent of the other party.

        ARTICLE 27. SOLICITATION

        Seller and Purchaser agree that, for the period commencing with the commencement of Work hereunder (whether of not prior to the date hereof) until one year following Acceptance, or any earlier termination of this Sales Agreement, neither party will, except with the other party's written approval, offer or seek to offer or solicit employment to the other party's employees or staff. Notwithstanding the foregoing, the parties agree that general solicitations or advertisements (by any means or media) shall not constitute prohibited offers or solicitations for purposes of this Article 27. Notwithstanding any other provision of this Sales Agreement, each party's exclusive remedy for a violation of this Article 27 is recovery of such party's direct damages and/or specific performance in connection therewith, as applicable. The parties agree that under no circumstances shall a violation of this Article 27 give rise to a right to terminate this Agreement.

        ARTICLE 28. SURVIVAL

        Articles 3, 12, 15, 17(c), 20, 21, 24 and 27 (together with all other provisions that reasonably may be interpreted as surviving termination or expiration of this Sales Agreement) will survive the Acceptance of the Equipment, the performance of the Work and performance of Seller's warranty obligations hereunder.

        ARTICLE 29. DISPUTES

        Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, ("Claim") shall be resolved in accordance with this
Article 29.

        Any Claim shall first be submitted by the claiming party to the other party in writing within a reasonable period after the event giving rise to it, which writing shall include a description of such Claim, the proposed remedy for such Claim and data supporting such Claim. If the parties are unable to resolve the Claim informally, either party may submit the Claim for joint consideration by and between Purchaser's senior logistics officer and Seller's Chief Executive Officer.

        Arbitration. Claims that have been properly raised and considered in the above procedures but have not been resolved shall be resolved exclusively by arbitration before a panel of three arbitrators in Seattle, Washington or in such other location as may be reasonable given the facts and circumstances involved in such Claim. The arbitration shall be conducted in accordance with the applicable rules of the American Arbitration Association currently in effect unless the parties mutuality agree otherwise.

        Notice of the demand for arbitration shall be filed in writing with the other party to the Sales Agreement and in accordance with the applicable rules of the American Arbitration Association and shall be made within the statutes of limitation that are applicable to the Claim.

        The parties shall apply to the arbitrators for relevant discovery consistent with the Federal Rules of Civil Procedure, which the arbitrators shall be authorized to order. Either party may request that the arbitrators' award include findings of fact and conclusions of law.

        The arbitrators shall not be empowered to grant exemplary or punitive damages. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

        Within 30 days of receipt from the of the written findings of fact and conclusions of law, either party will have the right to file with the arbitrators and serve on the other party a written motion to reconsider. The arbitrators may request the nonmoving or responding party to file a written response within 10 days after receipt of that request, and the arbitrators thereupon will reconsider the issues raised by the motion and response (if any) and either confirm or alter their decision, which will then be final, binding and conclusive upon the parties. The cost of such motion for reconsideration and written opinion of the arbitrators, including attorneys' fees, will be awarded against the moving party if it does not substantially prevail on its motion.

        Upon demand of either party, the arbitration shall include, by consolidation, joinder or third party claim, any person or entity (a) that is substantially involved in a common question of fact or law, (b) where the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (c) who is alleged to be liable to a party for all or part of a claim in the arbitration.

        The agreement herein among the parties shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

        Each party agrees that all aspects of any arbitration are "Confidential Information" under the Mutual Non-disclosure Agreement referred to in Article 24.

        Seller shall diligently carry on the Work, and Purchaser shall continue its duties under this Agreement, during any dispute resolution proceedings, unless otherwise agreed in writing. The requirements of this paragraph cannot be waived with respect to any Claim except by an explicit written waiver signed the party against whom the Claim is brought.

        Notwithstanding the foregoing, nothing in this Article 29 will preclude either party from seeking provisional remedies (including, without limitation, temporary restraining orders and preliminary injunctions) from any court of competent jurisdiction to protect its rights pending resolution as provided for above. Further, unless otherwise agreed by the parties in writing, this Article 29 will not apply to disputes relating to the enforceability of, or a party's rights under, any United States or foreign patent or other intellectual property right.

        ARTICLE 30. TRANSFER OF TITLE AND RESERVATION OF SECURITY INTEREST

        Upon Acceptance, title to the Work shall transfer to Purchaser. For the avoidance of doubt, notwithstanding the transfer of possession of the Equipment by Seller to Purchaser, Seller shall retain legal title to, and hereby reserves a purchase money security interest in, the Equipment until Acceptance. Seller shall have the rights of a secured creditor under the Uniform Commercial Code for the jurisdiction applicable during such period. Purchaser hereby authorizes Seller to file, and to sign on behalf of Purchaser as the debtor, any financing statements or other documents with State or local recording offices which may be required to perfect such security interest. In circumstances where Acceptance has occurred and the Equipment is thereafter stored at Seller's Plant, Seller hereby authorizes Purchaser to file, and to sign on behalf of Seller any financing statements or other documents with State or local recording offices which may be required to perfect Purchaser's security interest in the Equipment so stored.

        ARTICLE 31. NOTICES

        All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Sales Agreement shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties to this Agreement at the following addresses:



If to Purchaser:        Amazon.com, Inc.
                        1516 2nd Avenue
                        Seattle, WA  98101
                        Attn:  General Counsel
                        Fax:  206-834-7010

With a copy to:         Amazon.com, Inc.
                        1516 2nd Avenue
                        Seattle, WA  98101
                        Attn:  Chief Logistics Officer
                        Fax:  206-694-2004

If to Seller:           _______________________________
                        _______________________________
                        _______________________________
                        Attn: The President
                        Fax: __________________________

With a copy to:         The Buschman Company
                        10045 International Boulevard
                        Cincinnati, Ohio  45246
                        Attn: General Counsel
                        Fax: 513/881-5144

or to such other address as either party shall have furnished to the other by notice given in accordance with this Article. Such notice shall be effective (i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, on the date of transmission unless transmitted after normal business hours, in which case on the following date, (iii) if mailed, upon the date of first attempted delivery.

        ARTICLE 32. HEADINGS

        Headings used in this Sales Agreement are for convenience and ease of reference only, are not part of this Sales Agreement and shall not be relevant to or affect the meaning or interpretation of this Sales Agreement.

        ARTICLE 33. INTERPRETATION

        Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) references to a given law or rule are references to that law or rule as amended or modified as of the date on which the reference is made, (ii) reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made to that agreement or instrument, and (iii) accounting terms have the meanings given to them by U.S. generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

        ARTICLE 34. ATTORNEY'S FEES AND COSTS

        If any suit is brought, or an attorney retained to collect any money due under this Sales Agreement, or to collect a judgment for breach of this Sales Agreement, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for attorneys' fees, court costs, investigation costs and other related expenses incurred in connection therewith.

        ARTICLE 35. SEVERABILITY

        This Sales Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Sales Agreement is held to be invalid or unenforceable to any extent, then such: (i) provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision; (ii) provision will be void to the extent it is held to be invalid or unenforceable; (iii) provision will remain in effect to the extent that it is not invalid or unenforceable; and (iv) such invalidity or unenforceability will not affect any other provision of this Sales Agreement or any other agreement between the parties.

        ARTICLE 36. REMEDIES

        Except as otherwise expressly provided in this Sales Agreement, each and all of the rights and remedies provided in this Sales Agreement, and each and all of the remedies allowed at law and in equity, will be cumulative, and the exercise of one right or remedy will not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Sales Agreement or at law or in equity.

        ARTICLE 37. RELATIONSHIP

        The Parties are independent contractors under this Sales Agreement. Each party acknowledges and agrees that it is not and will not be during the term of this Sales Agreement, be an employee or an agent of the other party. Each party and its employees, subcontractors, and agents shall not be entitled to or eligible for any of the benefits that the other party provides for its employees. Each party shall be solely responsible for withholding and paying its and its employees', subcontractors' and agents' taxes and other charges, including without limitation, federal, state and local income and social security taxes, workmen's compensation and unemployment insurance. Nothing in this Sales Agreement will be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, franchise or business entity of any kind. Nothing in this Sales Agreement will be construed as providing for the sharing of profits or losses arising out of the efforts of the parties hereto.

        ARTICLE 38. USE OF MARKS; PRESS RELEASES

        Seller will not use any trade name, trademark, service mark or logo of Purchaser (or any name, mark or logo confusingly similar thereto) in any advertising, promotions or otherwise, or otherwise make any press release or disclosure concerning this Sales Agreement or the activities contemplated hereby, without Purchaser's prior written consent.

        ARTICLE 39. PERMITTED DISCLOSURE

        To the extent either party is required to disclose information that otherwise requires the other party's prior written consent under Articles 26 or 38 of this Sales Agreement, each party hereby consents to the other party's disclosure to the extent that such disclosure is (i) required by law (provided that the disclosing party (a) gives the other party prior written notice sufficient to allow the other party to seek a protective order or other appropriate remedy, (b) discloses only such information as is so required, and
(c) and uses commercially reasonable efforts to obtain confidential treatment for any information so disclosed), or (ii) necessary in connection with (aa) such party's performance of this Sales Agreement, (bb) such party's standard accounting disclosure obligations, or (cc) the proposed sale or reorganization of such party's business or the like, provided in each of cases (aa), (bb) and
(cc) that each person to whom such information is disclosed has a need to know the same, and is bound to keep the same confidential to at least the same extent as required herein (including pursuant to any applicable confidentiality agreement between the parties hereto). In both cases (i) and (ii) above, the disclosing party shall, within the earliest possible time under the circumstances (or, if the disclosure is to be made under case (ii)(cc) above to a person or entity which may reasonably be deemed to be a competitor of the non-disclosing party (or any of its affiliates), then in advance of any such disclosure), notify or advise the other party of such disclosure, the information disclosed or to be disclosed, and the identity of recipient of such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Sales Agreement and all annexes, exhibits and attachments thereto to come into effect on the last date appearing below:

AUTHORIZED FOR PURCHASER BY:

Amazon.com, Inc.


Signature /s/ Jimmy M. Wright
         -------------------------
Name Jimmy M. Wright
    ------------------------------
Title V.P./C.L.O.
     -----------------------------
Date 3/11/99
    ------------------------------


AUTHORIZED FOR SELLER BY:
The Buschman Company


Signature /s/ James R. McCarthy
         -------------------------
Name James R. McCarthy
    ------------------------------
Title President
     -----------------------------
Date 3/11/99
    ------------------------------

                                  ATTACHMENT 1

                            PRICING; PAYMENT SCHEDULE


        The pricing set forth in this Proposal is fixed pricing, based on a building configuration/layout which has been mutually developed between Bushman and Amazon.com, and which is assumed to be typical of buildings which may be located and leased or purchased by Amazon.com in the near future. The Equipment will be engineered based on such standard configuration/layout, manufactured and placed into storage (if required). Once a specific building has been located and purchased by Amazon.com, the standard configuration/layout will be modified to suit the specific building parameters. Once this has been accomplished, a change order to this Proposal will be developed to reflect the building-specific configuration/layout, as well as necessary changes for travel, local labor, and freight based on the site of the specific building.

        Storage and handling costs for Equipment are not included in the pricing. Storage and handling costs will be invoiced monthly as they are incurred.

        The Purchase Price shall be paid as follows:  [*].






























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        [*] = omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                     ALLIANCE PRICING SUMMARY FORM- STANDARD



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               DESCRIPTION                    HOURS    LIST PRICE/COST    MULTIPLE       SELL PRICE
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                                   [    *    ]
































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        TOTAL                                                                          $    26,893,390
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        [*] = omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                 PRICE BREAKDOWN





                                   [    *    ]




























        TOTAL................................................      $ 26,893,390




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        [*] = omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                 BUYOUT SUMMARY

        The following is a summary of the Buyout equipment and the categories that they have been assigned.

        Major Purchases - [*].

o       Tilt-tray

o       Mezzanine

        Major Purchases - [*].

o       Belt Curves

o       Shrink-Wrap Tunnels

o       Carton Erectors

o       Extendable Conveyors

        Major Purchases - [*].

o       Scales

o       Tapers

o       Chutes

o       Printer/Applicators

o       Air Compressors

o       Structural Steel

o       Trolley Carriers

o       Packing Tables

o       Platforms/Catwalks/Stiles

o       Pick-to-light shelving

o       Reject pullers

o       Netting






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        [*] = omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   PROVISIONS


o Prices do not include any state, local sales/use taxes and Performance Bond costs.

o Installation services are based on using nonunion labor during regular working hours. Buschman uses overtime labor, as applicable, to make any tie-ins that would affect operations.

o       Electrical installation is performed under license.

o This price is a total price for the conveyor system. The equipment being manufactured and stored, based on the blanket order, will be applied and the price deducted as necessary.

o Other services including ongoing Operational Audits, Slotting, Labor Standards, and Equipment Maintenance will be priced at a later date if requested.

o       The price does not include trash compactors.

o Freight estimate is based on shipping to [*]. Actual freight charges will be determined once the job has been chosen and will then be adjusted accordingly.

o Local labor rate will be adjusted accordingly to the city and state selected for each site.






















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        [*] = omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.